Exhibit 99.15


                             HEADWATERS INCORPORATED
                          [______] STOCK INCENTIVE PLAN

                    NOTICE OF STOCK APPRECIATION RIGHT GRANT



[Employee's Name and Address]
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Headwaters Incorporated (the "Company") has granted to you a Stock Appreciation
Right ("SAR") based on the Fair Market Value of the common stock of the Company under the Headwaters Incorporated [____] Stock Incentive Plan (the "Plan") as follows. Each of the capitalized terms herein shall have the meaning given it by the Plan except if the context of such term herein clearly assumes a different meaning.

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Date of Grant

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Total  Number of Shares  Covered By this SAR  (Number of
SAR Units)

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Exercise Base Price Per Share of Common Stock

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Service Vesting Commencement Date

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Expiration Date


         1. Exercise of the SAR. Subject to the provisions of the Plan, you shall have the right to exercise the SAR in whole or in part and to receive payment with respect to each SAR Unit in the form of shares of the common stock of the Company with a Fair Market Value equal to the difference between (i) the lesser of the Fair Market Value per share of the common stock of the Company on the date of exercise or $_______,(1) less (ii) the Exercise Base Price per share of the common stock of the Company ("Distributable Amount"). Notwithstanding the foregoing, no fractional share shall be distributed in settlement of the SAR, and any portion of the SAR which would be settled in a fractional share shall be rounded down to a whole share with no additional payment to be made in cash except as otherwise permitted by the Internal Revenue Service under an exemption from the application of Section 409A of the Internal Revenue Code.

         2. Exercise Base Price. The Exercise Base Price per share of common stock shall not be less than the Fair Market Value of the common stock of the Company on the Date of Grant.

         3. Vesting. The SAR shall become vested based on the following service vesting schedule beginning on the Service Vesting Commencement Date:

         Year of Service                    Vested Percentage of the SAR
         ---------------                    ----------------------------

         [To be determined.]

         -------------------

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1   Dollar figure to be set equal to two times the Exercise Base Price.

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         4. Exercise Period.

         (a) Commencement of Exercise Period. The SAR shall become first exercisable subject to the following terms and conditions.

         [To be determined.]

         (b) Term of Exercise Period. The vested and exercisable portion of the SAR may be exercised by you for the period of your employment with the Company or its subsidiary and three (3) months after the termination of your employment with the Company (but in no event later than the Expiration Date), provided, that your employment is not terminated for "Cause." The SAR shall terminate immediately upon the termination of your employment for "Cause" (as defined in the Stock Appreciation Right Agreement a copy of which is attached hereto), as determined by the Board of Directors of the Company with or without notice to you. Upon the termination of your employment with the Company or its subsidiary due to your Disability (as defined in the Stock Appreciation Right Agreement a copy of which is attached hereto) or death, this SAR may be exercised by you or your probate estate (if applicable) for the period of twelve (12) months after your termination of employment with the Company with the Company.

By your signature and the signature of the Company's representative below, you and the Company agree that this SAR is granted under and governed by the terms and conditions of the Plan, this Notice of Stock Appreciation Right Grant, and the attached Stock Appreciation Right Agreement, copies of all of which are attached and made a part of this instrument.

GRANTEE                                     HEADWATERS INCORPORATED



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Signature                                   Signature

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Name Printed                                Name

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                                            Title

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                                    EXHIBIT A

                             HEADWATERS INCORPORATED
                        [_________ ] STOCK INCENTIVE PLAN

                                  PLAN DOCUMENT





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                                    EXHIBIT B

                             HEADWATERS INCORPORATED
                         [_______] STOCK INCENTIVE PLAN

                       STOCK APPRECIATION RIGHT AGREEMENT

         1. Grant of SAR. The Board of Directors of Headwaters Incorporated, a Delaware corporation (the "Company"), hereby grants to the individual ("you") named in the Notice of Stock Appreciation Right Grant (the "Notice of Grant") to which this Stock Appreciation Right Agreement (this "Agreement") is attached, a Stock Appreciation Right (the "SAR"), subject to the terms, definitions and provisions of the Headwaters Incorporated [________] Incentive Plan (the "Plan") adopted by the Company, which is incorporated herein by reference, and pursuant to this Agreement. Unless otherwise defined herein, the terms defined in the Plan or Notice of Grant shall have the same defined meanings in this Agreement. In the event of a conflict between the terms of the Plan and this Agreement, the Plan shall prevail.

         2. Value of the SAR. The SAR shall entitle you, upon exercise of the SAR, to receive from the Company the Distributable Amount in shares of Common Stock of the Company, as determined by the Administrator in its sole discretion.

         3. Nonassignability of SARs. The SAR is not assignable or transferable by you except by will or by the laws of descent and distribution and as otherwise consistent with the terms of the Plan and this Agreement. During the your lifetime, only you shall be entitled to exercise the SAR.

         4. Exercise of SAR.

         (a) Exercise Period. The SAR may be exercised only within the term set forth in the Notice of Grant and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.

         (b) Definitions. Solely for purposes of the SAR, the following terms shall have the meanings given them below.

                  (i) Cause. The term "Cause" shall mean any one of the following:

                           (1) the commission by you of a felony or a
                  misdemeanor involving moral turpitude,

                           (2) any intentional act of fraud, embezzlement or
                  misappropriation of property of the Company by you which has a materially adverse impact on the business or affairs of the Company,

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                           (3) any intentional unauthorized use or disclosure by
                  you of confidential information or trade secrets of the Company (or any affiliated corporation or entity of the Company ("Affiliate")),

                           (4) any other intentional misconduct by you which has
                  a materially adverse impact on the business or affairs of the Company (or any Affiliate), or

                           (5) the failure or refusal by you to perform the
                  duties of your position with the Company, provided that solely for the purpose of this item (5), you shall be given thirty
                  (30) days written notice (and the opportunity to correct such conduct if such conduct can be corrected during that notice period) of the Company's intention to terminate the employment of Executive and to deem the termination of your employment to be for the foregoing reason.

                  (ii) Disability. The term "Disability" shall mean your inability to perform your duties due to a disability (as defined and determined under the terms of the Company's long-term disability plan).

         5. Method of Exercise. The SAR shall be exercisable by written notice (in the form attached as Exhibit C to the Notice of Grant) which shall state the election to exercise the SAR and the number of shares of common stock of the Company as to which the SAR is to be exercised. Such written notice shall be signed by you and shall be delivered in person or by certified mail to the Company. The SAR shall be deemed to be exercised upon receipt by the Company of such written notice.

         6. Form of Payment. The Company shall satisfy its obligation upon exercise of the SAR in shares of the common stock of the Company, as determined by the Administrator in its sole discretion.

         7. Termination of Status as an Employee. In the event you cease to serve as an Employee of the Company or a subsidiary of the Company for any reason, except due to death or Disability, you may exercise the SAR during the Termination Period set out in the Notice of Grant, but only to the extent it was exercisable at the date of such termination (but in no event later than the "Expiration Date" of the SAR as set forth in the Notice of Grant). To the extent that you were not entitled to exercise this SAR at the date of such termination, and to the extent that you do not exercise this SAR (to the extent otherwise so entitled) within the time specified herein, this SAR shall terminate.

         8. Tax Consequences. By accepting the SAR, you acknowledge that (i) you understand that upon either the grant or the exercise of the SAR, you may recognize adverse tax consequences, and (ii) you understand that the Company will be required to withhold any income and employment taxes required by any governmental authority. You are encouraged to consult with a tax advisor concerning the tax consequences of exercising this SAR. You agrees that the SAR shall be administered and settled as required for the SAR to be deemed not to be deferred compensation subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, as provided in Internal Revenue Service Notice 2005-1.

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         9. Other Acknowledgements and Agreements. The parties acknowledge the following:

                  (a) Nothing in this Agreement, nor in the Plan, the terms of which are incorporated herein by this reference, shall confer upon you any right to continuation of employment by the Company or its affiliates, nor shall this Agreement interfere in any way with your right or the Company's right to terminate your employment at any time.

                  (b) Nothing in this Agreement, the Notice of Grant or the Plan, nor in the grant of a SAR, shall confer upon you any rights as a stockholder of the Company.

                  (c) You have received a copy of the Plan and certain information related thereto and represents that you are familiar with the terms and provisions thereof, and hereby accept this Agreement subject to all of the terms and provisions of the Plan. You have reviewed the Plan and this SAR Agreement in their entirety, have had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

         10. Compliance with Applicable Laws, Regulations and Rules and the Company's Policies. In accepting the SAR, you agree to comply with all applicable laws, regulations and rules of governing state and federal governmental agencies as well as the applicable regulations and rules of any stock exchange on which the securities of the Company are traded, and any policies as now or hereafter established by the Company (including but not limited to any insider trading policies of the Company), with regard to the SAR and the shares of the common stock of the Company received upon an exercise of the SAR. You acknowledge and agree that you may be required to disgorge any and gains and payments under the SAR to the extent required by applicable laws, stock exchange regulations and rules, and the policies of the Company.

         11. Governing Law. The interpretation and administration of the SAR (including the Notice of the Stock Appreciation Right Grant, the Stock Appreciation Right Agreement and Stock Appreciation Right Exercise Notice) shall be governed by the laws of the state of Delaware other than the choice of law principles of that state.

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                                    EXHIBIT C

                             HEADWATERS INCORPORATED
                            [_______] INCENTIVE PLAN

                    STOCK APPRECIATION RIGHT EXERCISE NOTICE

Headwaters Incorporated
10653 S River Front Parkway, Suite 300
South Jordan, UT 84095
Attention:  Corporate Secretary


         1. Exercise of SAR. Effective as of today, _______________, _____, the undersigned ("Grantee") hereby elects to exercise a stock appreciation right with respect to _________ shares of the Common Stock (the "Shares") of Headwaters Incorporated ("Company") pursuant to the Notice of Stock Appreciation Right Grant ("Notice of Grant"), stock appreciation right agreement ("SAR Agreement") by and between Grantee and the Company, dated _______________and pursuant to the Headwaters Incorporated [______] Incentive Plan (the "Plan").

         2. Representations of Employee. Grantee acknowledges that Grantee has received, read and understood the Plan, the SAR Agreement, and the Notice of Grant and agrees to abide by and be bound by their terms and conditions.

         3. Tax Treatment of SAR. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee's exercise of rights under the SAR and this Notice. Grantee represents that Grantee has consulted with his or her own independent tax advisor in connection with exercising rights under this SAR and that Grantee is not relying on the Company for any tax advice.

         4. Entire Agreement. The terms of the Plan, Notice of Grant and the SAR Agreement are incorporated herein by reference and constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and are governed by Utah law except for that body of law pertaining to conflict of laws.

Submitted By:                               Accepted By:

GRANTEE                                     HEADWATERS INCORPORATED

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Signature                                   Signature

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Name Printed                                Name

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                                            Title

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